EXHIBIT 3.1

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                    AMENDED AND RESTATED TRUST AGREEMENT


                         dated as of July 29, 2002


                                  between


                 MITSUBISHI MOTORS CREDIT OF AMERICA, INC.,


                            as Beneficial Owner,


                                    and


              CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,


                                 as Trustee



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                                             TABLE OF CONTENTS

                                                                                                      Page

                                                ARTICLE I
                                               DEFINITIONS

Section 1.1   Definitions................................................................................1
Section 1.2   Other Definitional Provisions..............................................................4

                                                ARTICLE II
                                               ORGANIZATION

Section 2.1   Name and Office............................................................................5
Section 2.2   Purposes and Powers........................................................................5
Section 2.3   Confirmation of Appointment of the Trustee.................................................6
Section 2.4   Initial Assets.............................................................................6
Section 2.5   Declaration of Trust.......................................................................6
Section 2.6   Situs of Trust.............................................................................7
Section 2.7   Title to Trust Property....................................................................7
Section 2.8   Representations and Warranties of MMCA.....................................................7
Section 2.9   Conduct of Business by MART II.............................................................8

                                               ARTICLE III
                          MANAGEMENT OF MART II; THE BOARD OF MANAGERS; OFFICERS

Section 3.1   General Management of MART II.............................................................10
Section 3.2   Appointment and Term......................................................................10
Section 3.3   Number....................................................................................10
Section 3.4   Standard of Care; Independent Managers....................................................10
Section 3.5   Resignation...............................................................................13
Section 3.6   Removal of Managers.......................................................................14
Section 3.7   Filling of Vacancies......................................................................14
Section 3.8   Managers' Compensation....................................................................14
Section 3.9   Liability of Managers.....................................................................14
Section 3.10   Officers.................................................................................14
Section 3.11   Liability of Authorized Officers.........................................................16

                                                ARTICLE IV
                                              THE SUBTRUSTS

Section 4.1   Beneficial Ownership......................................................................16
Section 4.2   Subtrusts.................................................................................17

                                                ARTICLE V
                                               THE TRUSTEE

Section 5.1   Duties of the Trustee.....................................................................18
Section 5.3   Action upon Instruction by the Board of Managers or an Authorized Officer;
                  Rights of the Trustee.................................................................21
Section 5.4   Furnishing of Documents...................................................................23
Section 5.5   Representations and Warranties of the Trustee.............................................23
Section 5.6   Reliance; Advice of Counsel...............................................................24
Section 5.7   Compensation and Indemnity................................................................24
Section 5.8   Resignation or Removal of the Trustee.....................................................25
Section 5.9   Merger or Consolidation of the Trustee....................................................26
Section 5.10   Appointment of Co-Trustee or Separate Trustee............................................26
Section 5.11   Eligibility Requirements for the Trustee.................................................27

                                                ARTICLE VI
                                      TERMINATION OF TRUST AGREEMENT

Section 6.1  Termination of Trust Agreement.............................................................28

                                               ARTICLE VII
                                                AMENDMENTS

Section 7.1   Amendments................................................................................28

                                               ARTICLE VIII
                                              MISCELLANEOUS

Section 8.1   Direction of the Trustee..................................................................29
Section 8.2   Limitations on Rights of Others...........................................................29
Section 8.3   Notices...................................................................................29
Section 8.4   Severability of Provisions................................................................30
Section 8.5   Counterparts..............................................................................30
Section 8.6   Successors and Assigns....................................................................30
Section 8.7   No Petition...............................................................................30
Section 8.8   Headings..................................................................................31
Section 8.9   Governing Law.............................................................................31


                                                 EXHIBITS

Exhibit A         Form of Certificate of Trust.........................................................A-1
Exhibit B         Form of Notice to Trustee Pursuant to Section 3.10(l)................................B-1

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                  AMENDED AND RESTATED TRUST AGREEMENT, dated and effective
as of July 29, 2002 (as the same may be further amended and restated, amended, supplemented or otherwise modified and in effect from time to time in accordance with the terms hereof, this "Agreement"), between MITSUBISHI MOTORS CREDIT OF AMERICA, INC., a Delaware corporation ("MMCA"), as beneficial owner under this Agreement (in such capacity, together with any successor or assign, the "Beneficial Owner"), and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association ("Chase Bank USA"), as trustee under this Agreement (in such capacity, or permitted assign, the "Trustee");

                  WHEREAS, MMCA and the Trustee entered into a trust agreement, dated and effective as of June 28, 2002 (the "Original
Agreement"), pursuant to which (i) MMCA Auto Receivables Trust II, a Delaware business trust ("MART II"), was created and (ii) Chase Bank USA was appointed as Trustee; and

                  WHEREAS, MMCA and the Trustee intend to amend and restate, on the terms and conditions set forth herein, the Original Agreement to more fully set forth the terms of MART II and the rights and obligations of the parties hereto.

                  NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                 ARTICLE I
                                DEFINITIONS

                  Section 1.1 Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall have the meaning set forth in the preamble hereto.

                  "Authorized Officer" shall have the meaning set forth in
Section 3.10(d).

                  "Beneficial Owner" shall mean MMCA in its capacity as the exclusive beneficial owner of MART II and its successors and assigns in such capacity.

                  "Board of Managers" shall have the meaning set forth in
Section 3.1.

                  "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York, New York, Newark, Delaware or Los Angeles, California shall be authorized or obligated by law, regulation or executive order to be closed.

                  "Business Trust Statute" shall have the meaning set forth in Section 2.5.

                  "Certificate of Trust" shall mean the Certificate of Trust in substantially the form of Exhibit A hereto filed for MART II pursuant to Section 3810(a) of the Business Trust Statute.

                  "Chief Accounting Officer" shall have the meaning set forth in Section 3.10(c).

                  "Chief Executive Officer" shall have the meaning set forth in Section 3.10(a).

                  "Chief Financial Officer" shall have the meaning set forth in Section 3.10(b).

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Contracts" shall have the meaning set forth in Section
2.2(a).

                  "Corporate Trust Office" shall mean, with respect to the Trustee, the principal corporate trust office of the Trustee located at 500 Stanton Christiana Rd., OPS 4/3rd Floor, Newark, DE 19713, or at such other address as the Trustee may designate from time to time by notice to the Board of Managers, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Board of Managers).

                  "Demand Note" shall have the meanings set forth in
Section 2.2(g).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Indemnified Person" and "Indemnified Persons" shall have the meanings set forth in Section 5.7(b).

                  "Indentures" shall have the meaning set forth in Section
2.2(e).

                  "Independent Manager" shall have the meaning set forth in
Section 3.4(c).

                  "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

                  "Manager" shall have the meaning set forth in Section
3.2.

                  "MART II" shall mean MMCA Auto Receivables Trust II, a business trust established pursuant to this Agreement and the Business Trust Statute, and its successors and assigns.

                  "MART II Assets" shall mean, as of any date of determination, all right, title and interest of MART II in, to and under the Contracts, the Demand Notes and any related property and all other property acquired by MART II from MMCA or any other Person from time to time as of such date of determination and all proceeds thereof.

                  "MMCA" shall mean Mitsubishi Motors Credit of America, Inc., a Delaware corporation, and its successor and assigns.

                  "Opinion of Counsel" shall mean a written opinion of counsel of MART II, who may be an employee of MART II or any Affiliate of MART II or outside counsel to MART II or any Affiliate of MART II.

                  "Original Agreement" shall have the meaning set forth in the recitals of this Agreement.

                  "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Rating Agency" shall mean any nationally recognized statistical rating organization.

                  "Responsible Officer" shall mean, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Sale and Servicing Agreements" shall have the meaning set forth in Section 2.2(d).

                  "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                  "Securities" shall have the meaning set forth in Section
2.2(e).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Subtrust" shall have the meaning set forth in Section
4.2(a).

                  "Subtrust Assets" shall have the meaning set forth in
Section 4.2(a).

                  "Subtrust Designation Certificate" shall have the meaning set forth in Section 4.2(d).

                  "Trust Agreements" shall have the meaning set forth in
Section 2.2(a).

                  "Trustee" shall mean Chase Manhattan Bank USA, National Association, a national banking association, acting not in its individual capacity but solely as trustee under this Agreement, and its permitted successors and assigns in such capacity.

                  "Trusts" shall have the meaning set forth on Section
2.2(c).

                  Section 1.2 Other Definitional Provisions.

                  (a) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                 ARTICLE II
                                ORGANIZATION

                  Section 2.1 Name and Office. The trust created hereby shall be known as "MMCA Auto Receivables Trust II" or "MART II," in which name the Board of Managers may conduct the business of MART II, make and execute contracts and other instruments on behalf of MART II and sue and be sued. The office of MART II shall be at the address for MART II set forth in Section 8.3 or at such other address as an Authorized Officer may designate by written notice to the Trustee from time to time.

                  Section 2.2 Purposes and Powers. The purpose of MART II is to engage solely in any or all of the following activities, all in accordance with the terms of this Agreement:

                  (a) to acquire from time to time all right, title and interest in and to installment sale contracts, receivables or leases arising out of or relating to the sale, lease or financing of new or used motor vehicles (including automobiles and light and heavy duty trucks), monies due thereunder, security interests in the motor vehicles or equipment financed thereby, proceeds from claims on insurance policies related thereto and related rights (collectively, the "Contracts");

                  (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Contracts, collateral securing the Contracts, related insurance policies, agreements with motor vehicle dealers or equipment dealers or lessors or other originators or servicer of Contracts and any proceeds or further rights associated with any of the foregoing;

                  (c) to establish trusts by entering into trust agreements (collectively, the "Trust Agreements") with the trustees named therein (collectively, the "Trusts");

                  (d) to transfer Contracts to the Trusts pursuant to one or more sale and servicing agreements, pooling agreements or other agreements (collectively, the "Sale and Servicing Agreements") to be entered into by and among MART II, the trustees named in the related Trust Agreements and any entities acting as servicers of the applicable
Contracts;

                  (e) to authorize, issue, sell and deliver one or more series and classes of certificates, bonds, notes or other evidence of indebtedness or other securities issued by the Trusts and secured or collateralized by one or more pools of Contracts (collectively, the "Securities"), provided that MART II shall have no liability under any Securities except to the extent of the one or more pools of Contracts securing or collateralizing such Securities;

                  (f) to hold and enjoy all of the rights and privileges of any class of any series of Securities issued by the Trusts to MART II and to hold and enjoy all of the rights and privileges of any class of any series of Securities, including any class of Securities which may be subordinate to any other class of Securities;

                  (g) to lend money to MMCA, provided that any such loan shall (i) be evidenced by a promissory note, payable on demand, that bears a market rate of interest and (ii) be made only in connection with an acquisition of Securities by MART II on the date of the issuance of such Securities (any such promissory note, a "Demand Note");

                  (h) to perform its obligations under the Trust Agreements and the Sale and Servicing Agreements; and

                  (i) to enter into all such other agreements, to engage in all such other activities and to exercise all such other powers permitted to business trusts under the Business Trust Statute that are incidental to or connected with the foregoing business or purposes or necessary or desirable to accomplish the foregoing.

                  Section 2.3 Confirmation of Appointment of the Trustee. The Beneficial Owner hereby confirms the appointment of Chase Manhattan Bank USA, National Association, as Trustee, effective as of the date of the Original Agreement. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of MART II.

                  Section 2.4 Initial Assets. Pursuant to the Original Agreement, MMCA, as Beneficial Owner, granted, assigned, transferred, conveyed and set over to MART II, as of the date thereof, the sum of $100. The Trustee, on behalf of MART II, has acknowledged receipt in trust from the Beneficial Owner, as of the date thereof, of the foregoing contribution, which constituted the initial assets of MART II.

                  Section 2.5 Declaration of Trust. The Trustee hereby declares that, subject to the terms and conditions of this Agreement, it shall hold all assets of MART II conveyed or to be conveyed to MART II, including all monies and proceeds of such assets, in trust for the benefit of the Beneficial Owner. It is the intention of the parties hereto that (i) MART II constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code ss. 3801 et seq. (the "Business Trust Statute") and that this document constitute the governing instrument of MART II and (ii) solely for income and franchise tax purposes, MART II shall be treated (a) if it has a single beneficial owner, as a non-entity, and if has more than one beneficial owner, as a partnership, with the assets of the partnership being the assets held by MART II and the partners of the partnership being the beneficial owners. The parties agree that, unless otherwise required by the appropriate tax authorities, MART II will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of MART II either as a non-entity or as a partnership for such tax purposes. Effective as of the date hereof, the Trustee shall have the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of MART II.

                  Section 2.6 Situs of Trust. MART II shall be located and administered in the State of Delaware. Any bank accounts maintained by the Trustee on behalf of MART II shall be located in the State of California, the State of Delaware or the State of New York. Payments will be received by MART II only in California, Delaware or New York, and payments will be made by MART II only from California, Delaware or New York.

                  Section 2.7 Title to Trust Property. Legal title to all assets of MART II shall at all times be vested in MART II as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the assets of MART II to be vested in the trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  Section 2.8 Representations and Warranties of MMCA. MMCA, as Beneficial Owner, hereby represents and warrants to the Trustee that:

                  (a) Organization, etc. The Beneficial Owner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

                  (b) Due Qualification. The Beneficial Owner is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications;

                  (c) Due Authorization and Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Beneficial Owner, and is the valid, binding and enforceable obligation of the Beneficial Owner except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles;

                  (d) No Violation. The execution, delivery and performance by the Beneficial Owner of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Beneficial Owner, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Beneficial Owner is a party or by which the Beneficial Owner is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule, or regulation, applicable to the Beneficial Owner or any of its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Beneficial Owner or any of its properties; and

                  (e) No Proceedings. There are no proceedings or investigations pending or, to the Beneficial Owner's best knowledge, threatened before any governmental authorities (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Beneficial Owner of its obligations under, or the validity and enforceability of, this Agreement.

                  Section 2.9 Conduct of Business by MART II. (a) The business and affairs of MART II shall be operated in such a manner as the Board of Managers deems reasonable and necessary or appropriate to preserve the limited liability of the Beneficial Owner, the separateness of MART II from the business of the Beneficial Owner or any Affiliate of the Beneficial Owner, and until one year and one day after all Securities are paid in full, the special purpose, bankruptcy remote status of MART II. To the extent permitted by law, until one year and one day after all Securities are paid in full, the Board of Managers shall make decisions with respect to the business and daily operations of MART II independent of, and not dictated by, the Beneficial Owner or any Affiliate of the Beneficial Owner.

                  (b) MART II shall at all times:

                      (i) maintain books and records separate from those of any other Person;

                      (ii) maintain its accounts separate from those of any other Person;

                      (iii) conduct its business solely in its own name;

                      (iv) maintain financial statements separate from those of any other Person, separately identifying its own assets, liabilities and financial affairs;

                      (v) pay its indebtedness and other liabilities out of its own funds and assets;

                      (vi) observe all business trust formalities required by law and this Agreement;

                      (vii) maintain an arm's-length relationship with each of its Affiliates;

                      (viii) pay the salaries of its own employees and officers and maintain a sufficient number of employees in light of its contemplated business operations;

                      (ix) allocate fairly and reasonably any overhead for office space or other expenses incurred by any Affiliate on behalf of MART II;

                      (x) use stationery, invoices, checks and other business forms separate from those of any other Person;

                      (xi) correct any known misunderstanding regarding its identity separate from that of any other Person; and

                      (xii) maintain adequate capital in light of its contemplated business operations.

                  (c) MART II shall not do any of the following until one year and one day after all Securities are paid in full:

                      (i) seek to have its indebtedness or other obligations guaranteed by, or secured by a pledge of the assets of, the Beneficial Owner or any Affiliate of the Beneficial Owner (except for MART II);

                      (ii) commingle its bank accounts or other assets with those of any other Person;

                      (iii) acquire any obligations or securities of the Beneficial Owner;

                      (iv) operate or purport to operate as an integrated, single economic unit with respect to any other Person;

                      (v) seek or obtain credit or incur any obligation to any third party based upon the assets of the Beneficial Owner or any Affiliate of the Beneficial Owner (except for MART II) or induce any such third party to reasonably rely on the creditworthiness of the Beneficial Owner or any Affiliate of the Beneficial Owner (except for MART II), or suggest in any way that its assets are directly available to pay the claims of creditors of the Beneficial Owner or any Affiliate of the Beneficial Owner (except for MART II); or

                      (vi) accept any capital contributions from the Beneficial Owner, except for any capital contributions made by the Beneficial Owner on the date of the issuance of Securities by a Trust.

                  (d) Notwithstanding any provision in this Agreement to the contrary, MMCA may pay the fees and expenses and indemnify (i) the Trustee pursuant to this Agreement and (ii) any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.


                                ARTICLE III
           MANAGEMENT OF MART II; THE BOARD OF MANAGERS; OFFICERS

                  Section 3.1 General Management of MART II. (a) The business, properties and affairs of MART II shall be managed by the Board of Managers (the "Board of Managers") which, without limiting the generality of the foregoing, shall have the power to appoint officers of MART II, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of MART II, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of MART II, including the documentation referred to in
Section 3.1(b).

                  (b) The Board of Managers shall have the power and authority to execute, deliver and file with the Commission in the name of and on behalf of MART II one or more registration statements in connection with the offering of Securities by any Trust. The Board of Managers shall also have the power and authority to execute, deliver and file with the Commission in the name of and on behalf of MART II such other documentation that is required to be executed, delivered and filed with the Commission from time to time under the Securities Act or the Exchange Act in connection with the offering of Securities by any Trust.

                  Section 3.2 Appointment and Term. Subject to Section 3.4
(b), the Beneficial Owner shall be entitled to appoint from time to time persons to serve as the managers (each, a "Manager") on the Board of Managers. Managers shall serve until their respective successors are appointed by the Beneficial Owner or until their earlier death, resignation, retirement or removal.

                  Section 3.3 Number. The number of Managers which shall constitute the whole Board of Managers shall be five. The number may be increased or reduced from time to time by amendment of this Agreement.

                  Section 3.4 Standard of Care; Independent Managers. (a) A Manager shall owe such fiduciary duties of loyalty and due care to MART II as is required of a director of a Delaware corporation under applicable Delaware law. Every Manager shall discharge his or her duties in good faith, with the care an ordinary prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interest of MART II.

                  (b) The Board of Managers of MART II shall include at least two Independent Managers until one year and one day after all Securities are paid in full. So long as any Securities rated by any Rating Agency are outstanding, this Section 3.4(b) and Sections 3.4(c) and (d) shall not be amended without the prior written consent of each of the Independent Managers. When voting on matters subject to the vote of the Board of Managers, including those matters specified in Section 3.4(d), (i) notwithstanding that MART II is not then subject to an Insolvency Event, the Independent Managers shall take into account the interests of the creditors of MART II as well as the interests of MART II and (ii) if MART II is then subject to an Insolvency Event, in any action requiring the vote of the Independent Managers pursuant to Section 3.4(d), the Independent Managers and each other Manager shall owe their fiduciary duties to MART II and the creditors of MART II. Except as provided in Section 3.4(d), any action permitted or required to be taken by the Board of Managers may be taken by a simple majority of the members of the Board of Managers. The actions set forth in Section 3.4(d) shall be the only actions by the Board of Managers that shall require the affirmative vote of 100% of the Board of Managers or the vote of the majority that includes at least two Independent Managers.

                  (c) The following terms shall have the meanings set forth below (which other than the definition of "Independent Manager" set forth in clause (i) below shall be solely for purposes of this Section 3.4(c)):

                      (i) An "Independent Manager" shall be an individual who: (A) is not and has not been employed by MMCA or any of its subsidiaries or affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Manager; (B) is not and has not been affiliated with either a significant customer of MMCA or any of its subsidiaries or affiliates within the five years immediately prior to such individual's appointment as an Independent Manager or a significant supplier of MMCA or any of its subsidiaries within the five years immediately prior to such individual's appointment as an Independent Manager; (C) is not and has not been affiliated with a company of which MMCA or any of its subsidiaries and affiliates is a significant customer or significant supplier within the five years immediately prior to such individual's appointment as an Independent Manager; (D) does not have and has not had significant personal services contract(s) with MMCA or any of its subsidiaries or affiliates within the five years immediately prior to such individual's appointment as an Independent Manager; (E) is not affiliated with a tax-exempt entity that receives significant contributions from MMCA or any of its subsidiaries or affiliates within the five years immediately prior to such individual's appointment as an Independent Manager;
         (F) is not the beneficial owner at the time of such individual's appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, of such number of shares of any class of common stock of MMCA the value of which constitutes more than 3% of such individual's net worth; (G) is not a spouse, parent, sibling or child of any person described by clauses (A) through (F); and (H) is not and was not a major creditor of MMCA or any of its subsidiaries or affiliates within the five years prior to such appointment as an Independent Manager.

                      (ii) An "affiliate" of a person, or a person
         "affiliated with," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

                      (iii) The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership or voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

                      (iv) The term "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Exchange Act.

                      (v) A "subsidiary" of MMCA shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by MMCA.

                      (vi) A "significant customer of MMCA or any of its subsidiaries or affiliates" shall mean a customer from which MMCA and any of its subsidiaries or affiliates collectively in the last fiscal year of MMCA received payments in consideration for the products and services of MMCA and its subsidiaries and affiliates which are in excess of 1% of the consolidated gross revenues of MMCA and its subsidiaries during such fiscal year.

                      (vii) A "significant supplier of MMCA or any of its subsidiaries or affiliates" shall mean a supplier to which MMCA and any of its subsidiaries or affiliates collectively in the last fiscal year of MMCA made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of MMCA and its subsidiaries during such fiscal year.

                      (viii) MMCA or any of its subsidiaries and affiliates shall be deemed a "significant customer" of a company if MMCA and any of its subsidiaries and affiliates collectively were the direct source during such company's last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

                      (ix) MMCA or any of its subsidiaries and affiliates shall be deemed a "significant supplier" of a company if MMCA and any of its subsidiaries or affiliates collectively received in such company's fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

                      (x) A person shall be deemed to have "significant personal services contract(s) with MMCA or any of its subsidiaries or affiliates" if the fees and other compensation received by the person pursuant to personal services contract(s) with MMCA and any of its subsidiaries or affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

                      (xi) A tax-exempt entity shall be deemed to receive "significant contributions from MMCA or any of its subsidiaries or affiliates" if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from MMCA or its subsidiaries or affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of MMCA and its subsidiaries during such fiscal year and (ii) 1% of the contributions received by the tax-exempt entity during such fiscal year.

                      (xii) A person shall be deemed to be a "major creditor of MMCA or any of its subsidiaries or affiliates" if it is a financial institution which MMCA, such subsidiary or such affiliate owes outstanding indebtedness for borrowed money in a sum exceeding more than 5% of MMCA's total consolidated assets.

                  (d) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers MART II, MART II shall not, without the affirmative vote of a majority of the members of the Board of Managers, including each Independent Manager, do any of the following:
(i) engage in any business or activity other than those set forth in
Section 2.2;

                      (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other person, other than (A) indebtedness incurred to MMCA or any Affiliate of MART II in connection with the acquisition of Contracts from time to time and the other businesses and activities set forth in Section 2.2, which indebtedness will be subordinate to any Securities and will only be payable to the extent MART II has available cash to pay such indebtedness; (B) indebtedness incurred in connection with Securities issued in compliance with a Sale and Servicing Agreement; (C) salaries, fees and expenses to its professional advisors and counsel, Managers, officers and employees; (D) indebtedness where the person to whom the indebtedness is owing has delivered to MART II an undertaking that it will not institute against, or join any other person in instituting against, MART II any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all Securities are paid in full, or look to property or assets of MART II in respect of such obligations and that such obligations shall not constitute a claim against MART II in the event that MART II's assets are insufficient to pay in full such obligations; and (E) other indebtedness not exceeding $5,000 at any one time outstanding, on account of incidentals or services supplied or furnished to MART II; or

                      (iii) engage in or take any other action that would constitute an Insolvency Event.

                  Section 3.5 Resignation. Any Manager may resign at any time upon written notice of resignation to the Trustee and the Beneficial Owner. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

                  Section 3.6 Removal of Managers. Subject to Section 3.4(b), any Manager may be removed, either for or without cause, by the Beneficial Owner.

                  Section 3.7 Filling of Vacancies. In the case of any increase in the number of Managers, or of any vacancy in the Board of Managers, the additional Manager shall be appointed by the Beneficial Owner.

                  Section 3.8 Managers' Compensation. Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board of Managers may from time to time determine.

                  Section 3.9 Liability of Managers. No person shall be personally liable to MART II or the Beneficial Owner for any breach of its duties as a Manager; provided, however, that the foregoing shall not eliminate or limit the liability of a Manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

                  Section 3.10 Officers. (a) The Board of Managers, by a simple majority, shall appoint a chief executive officer of MART II (the "Chief Executive Officer"). The Chief Executive Officer shall be the chief executive officer of MART II. The Chief Executive Officer shall have general authority to exercise all the powers necessary for the chief executive officer of MART II. The Chief Executive Officer shall also be the chief operating officer of MART II. The Chief Executive Officer shall implement the general directives, plans and policies of MART II within the scope of the authority delegated to the Chief Executive Officer by the Board of Managers. The Chief Executive Officer shall have the primary responsibility for (i) maintaining the separate status of MART II from any Affiliate of MART II, (ii) overseeing the proper segregation of the assets of MART II from the assets of third parties who may have general authority to execute bonds, deeds and contracts in the name and on behalf of MART II,
(iii) employing or appointing such employees, agents and officers as may be required to carry on the operation of the business of MART II, and (iv) supervising the proper segregation of the Subtrust Assets allocated to each Subtrust from the Subtrust Assets allocated to any other Subtrust in accordance with Section 4.2. In the absence of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed and the authority of the Chief Executive Officer shall be exercised by such officer as may have been designated by the most senior officer of MART II who has made any such designation, with the right reserved to the Board of Managers to make the designation or supersede any designation so made.

                  (b) The Board of Managers, by a simple majority, or the Chief Executive Officer shall appoint a chief financial officer of MART II (the "Chief Financial Officer"). The Chief Financial Officer shall be the chief financial officer of MART II. Except as otherwise provided by the Board of Managers or the Chief Executive Officer, the Chief Financial Officer shall perform all necessary acts and duties in connection with the administration of the financial affairs of MART II and shall generally perform all the duties usually appertaining to the office of the chief financial officer of a business. In the absence of the Chief Financial Officer, the duties of the Chief Financial Officer shall be performed and the authority of the Chief Financial Officer shall be exercised by such officer as may be designated by the Chief Executive Officer, with the right reserved to the Board of Managers to make the designation or supersede any designation so made.

                  (c) The Board of Managers, by a simple majority, or the Chief Executive Officer shall appoint a chief accounting officer of MART II (the "Chief Accounting Officer"). The Chief Accounting Officer shall be the chief accounting officer of MART II. Except as otherwise provided by the Board of Managers or the Chief Executive Officer, the Chief Accounting Officer shall perform all necessary acts and duties usually appertaining to the office of the chief accounting officer of a business. In the absence of the Chief Accounting Officer, the duties of the Chief Accounting Officer shall be performed and the authority of the Chief Accounting Officer shall be exercised by such officer as may be designated by the Chief Executive Officer, with the right reserved to the Board of Managers to make the designation or supersede any designation so made.

                  (d) The Board of Managers, by a simple majority, or the Chief Executive Officer may, from time to time, appoint other officers of MART II as may be necessary or appropriate for the conduct of MART II's business, subject to the supervision and control of the Board of Managers and the Chief Executive Officer (each such officer together with the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer, an "Authorized Officer"). Any Authorized Officers so designated shall have such authority and perform such duties as the Board of Managers or the Chief Executive Officer may, from time to time, delegate to them. Either the Board of Managers or the Chief Executive Officer may assign titles to particular officers in addition to the Chief Financial Officer and the Chief Accounting Officer.

                  (e) The Chief Executive Officer shall have authority to fix the compensation of the employees, agents and officers of MART II. The Chief Executive Officer shall also have the authority to appoint, suspend or remove any other Authorized Officer, employee or agent of MART II.

                  (f) All Authorized Officers appointed by the Board of Managers or the Chief Executive Officer shall hold office until their respective successors are appointed or until their earlier resignation or removal. All Authorized Officers shall hold office at the pleasure of the Board of Managers. If any vacancy shall occur in any office, the Board of Managers or the Chief Executive Officer may appoint a successor to fill such vacancy.

                  (g) The Chief Executive Officer may be removed at any time, either for or without cause, by a simple majority of the Board of Managers. Any of the other Authorized Officers may be removed at any time, either for or without cause, by a simple majority of the Board of Managers or the Chief Executive Officer.

                  (h) Any Authorized Officer may resign at any time upon written notice of resignation to MART II. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

                  (i) Any Authorized Officer may hold two or more offices the duties of which can be consistently performed by the same Person.

                  (j) In addition to the foregoing specifically enumerated duties and authority, the Authorized Officers shall perform such other duties and may exercise such further authority as the Board of Managers or the Chief Executive Officer may determine from time to time or may be assigned to them from time to time by any superior officer.

                  (k) Except as fixed or controlled by the Board of Managers, compensation of all officers and employees shall be fixed by the Chief Executive Officer or by other Authorized Officers exercising authority granted to them.

                  (l) On or prior to the date of this Agreement, an Authorized Officer shall provide a written notice to the Trustee in substantially the form attached hereto as Exhibit B setting forth the name and title of each officer of MART II who shall be an Authorized Officer for purposes of this Agreement. An Authorized Officer shall also provide prompt written notice to the Trustee if any additional Person shall be appointed an Authorized Officer for purposes of this Agreement or if any Person shall no longer be an Authorized Officer for purposes of this Agreement because of such officer's resignation, removal or otherwise. The Trustee shall be entitled to rely upon, and shall be protected in relying upon, any written notice delivered to the Trustee pursuant to this Section 3.10(l).

                  Section 3.11 Liability of Authorized Officers. No Authorized Officer shall be personally liable to MART II or the Beneficial Owner for any breach of its duties as an Authorized Officer; provided, however, that the foregoing shall not eliminate or limit the liability of an Authorized Officer of MART II for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.


                                 ARTICLE IV
                               THE SUBTRUSTS

                  Section 4.1 Beneficial Ownership. The Beneficial Owner shall be the exclusive beneficial owner of MART II and each Subtrust.

                  Section 4.2 Subtrusts. (a) The MART II Assets, immediately upon the acquisition thereof by MART II, shall be allocated to, and identified only with, a Subtrust under this Agreement (each such subtrust, a "Subtrust," and the assets allocated to each such Subtrust, "Subtrust Assets"). Each Subtrust shall be a separate series of MART II pursuant to Section 3806(b)(2) of the Business Trust Statute. The Board of Managers shall cause an Authorized Officer to account for and record separately all Subtrust Assets and the proceeds thereof allocated to any Subtrust from the Subtrust Assets and the proceeds thereof allocated to any other Subtrust. The Board of Managers shall cause an Authorized Officer to maintain separate and distinct records for the Subtrust Assets related to each Subtrust and to hold and account for the Subtrust Assets related to each Subtrust separately from the Subtrust Assets related to any other Subtrust. Except to the extent required by law or specified in this Agreement, the debts, liabilities and expenses incurred, contracted for or otherwise existing with respect to any Subtrust shall be enforceable against the assets of such Subtrust only, and not against the assets of MART II generally or of any other Subtrust, and, except to the extent required by law or specified in this Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to MART II generally shall be enforceable against the assets of any Subtrust.

                  (b) Notice of the limitation on interseries liabilities between Subtrusts applicable to each Subtrust and the Subtrust Assets has been set forth in the Certificate of Trust as filed in the office of the Secretary of State pursuant to the Business Trust Statute and the Original Agreement. It is the express intent of the parties hereto that effective upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Business Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of the Business Trust Statute of setting forth such notice in the Certificate of Trust) became applicable to MART II, the Trustee, the Beneficial Owner and the Subtrust Assets related to each Subtrust. The limitation on interseries liabilities is included in the Certificate of Trust as filed with the Secretary of State in the form attached hereto as Exhibit A.

                  (c) Any Security shall include a recitation limiting the obligation represented thereby to the related Subtrust and the related Subtrust Assets. Any such Security shall also include an acknowledgment and agreement by the holder thereof to the effect that (x) any claim that such holder may have at any time against any MART II Assets that are allocated to an unrelated Subtrust, and any claim that such holder may have at any time against MART II that such holder may seek to enforce against any MART II Assets that are allocated to an unrelated Subtrust, shall be subordinate to the payment in full, including post-petition interest, in the event that MART II becomes subject to an Insolvency Event, of the claims of the holders of any Securities that are related to such unrelated Subtrust and the holders of any Securities that are related to such unrelated Subtrust,
(y) such Security and the indenture pursuant to which such Security was issued each constitutes a subordination agreement within the meaning of Title 11 United States Code Section 510(a) and (z) each holder or owner of such Security shall, by its acceptance thereof (or, in the case of a beneficial owner of such Security, by its acceptance of a beneficial interest therein), irrevocably makes the election afforded by Title 11 United States Code Section 1111(b)(1)(A)(i) to secured creditors to receive the treatment afforded by Title 11 United States Code Section 1111(b)(2) with respect to any secured claim that such holder or owner may have at any time against MMCA.

                  (d) The Subtrust to which any MART II Assets shall be allocated shall be specified in a certificate (each, a "Subtrust Designation Certificate") executed by an Authorized Officer and delivered to the Trustee on or prior to the date of the acquisition of the applicable MART II Assets. Each Subtrust Designation Certificate shall include the following:

                      (i) a designation of the Subtrust to which the MART II Assets are to be allocated, which shall be in form and substance sufficient to allow the Trustee to differentiate between the Subtrust to which the MART II Assets are to be allocated and any other Subtrust;

                      (ii) the date on which the MART II Assets to be allocated to such Subtrust are to be transferred to MART II and allocated to such Subtrust;

                      (iii) a list of the MART II Assets to be allocated to the Subtrust, which shall identify the MART II Assets in such a manner as may be reasonably required by the Trustee to differentiate between such MART II Assets allocated to such Subtrust and any other MART II Assets (any such list may be in the form of a computer tape, optical disk or other electronic media and may be held by the servicer as agent for the applicable Trustee for the applicable MART II Assets if so specified in the related Sale and Servicing Agreement); and

                      (iv) any Demand Note acquired by MART II shall be allocated to the Subtrust related to the Contracts in connection with which the Demand Note was delivered to MART II.


                                 ARTICLE V
                                THE TRUSTEE

                  Section 5.1 Duties of the Trustee. (a) The Trustee is authorized and directed to execute and deliver this Agreement and each certificate or other document attached as an exhibit to or contemplated by this Agreement to which MART II is to be a party, in such form as the Beneficial Owner, the Board of Managers or any authorized Officer shall approve, such approval in the case of this Agreement to be evidenced by the signature of an authorized officer of the Beneficial Owner on the signature page hereto. Neither the Board of Managers nor any authorized Officer shall direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of MART II or the Trustee under this Agreement, and the Trustee shall not be obligated to follow any such direction, if given. The Trustee shall perform such duties, and only such duties, as are specifically set forth in this Agreement. No implied covenants or obligations on the part of the Trustee shall be read into this Agreement.

                  (b) In addition to the foregoing, the Trustee is authorized (but shall not be obligated) to take all actions required of MART II pursuant to this Agreement. The Trustee is further authorized from time to time to take such action on behalf of MART II as is permitted by this Agreement and which any Authorized Officer recommends with respect to the Trust Agreement, except to the extent that this Agreement expressly requires the consent of the Board of Managers for such action.

                  (c) It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder to the extent the Board of Managers or an Authorized Officer is required hereunder to perform any act or to discharge such duty of the Trustee or MART II hereunder, and the Trustee shall not be held liable for the default or failure of the Board of Managers or an Authorized Officer, to carry out its obligations hereunder. The Trustee shall have no obligation to administer, service or collect the Contracts or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

                  (d) In the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

                  (e) Neither the Board of Managers nor any Authorized Officer shall direct the Trustee to take any action that is inconsistent with Section 2.2 or 2.9 or the terms of this Agreement.

                  (f) The Trustee shall not be required (i) to keep itself informed as to the performance or observance by the Board of Managers or an Authorized Officer of any obligation of the Board of Managers or any Authorized Officer under this agreement or any other document or agreement to which the Trust is a party referred to or provided for herein or (ii) to inspect the properties or books or records of the Board of Managers or any Authorized Officer maintained on behalf of the Trust.

                  (g) Neither the Board of Managers nor any Authorized Officer shall without prior written consent of the Trustee, enter into any agreement or other instrument on behalf of the Trust that obligates the Trustee to take any action or perform any service or that creates on behalf of the Trustee any other duty or obligation.

                  Section 5.2 Acceptance of Trusts and Duties. Except as otherwise provided in this Article V, in accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity. All Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement shall not be entitled to payment or satisfaction thereof from the Trustee in its individual capacity, except in the manner and to the extent provided by this Section 5.2. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee shall not be liable or accountable hereunder under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in
Section 5.5 and expressly made by the Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Board of Managers or an Authorized Officer pursuant to
Section 5.3;

                  (b) no provision of this Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (c) the Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by MMCA or for the form, character, genuineness, sufficiency, value or validity of any MART II Assets or for or in respect of the validity or sufficiency of any agreement or other document to which MART II is a party, and in no event shall the Trustee assume or incur any liability, duty or obligation to the Board of Managers, other than as expressly provided for herein.

                  (d) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of the Board of Managers or an Authorized Officer, unless the Beneficial Owner has offered to the Trustee security or indemnity satisfactory to it against the fees, costs, expenses and liabilities that may be incurred by the Trustee therein or thereby;

                  (f) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its own negligent action or willful misconduct in the performance of any such act; and

                  (g) in no event shall the Trustee be liable for the acts or omissions of the Board of Managers or an Authorized Officer or be responsible for performing or monitoring the performance of the Board of Managers or an Authorized Officer.

                  Every provision of this Agreement relating to the Trustee shall be subject to the provisions of this Section 5.2.

                  Section 5.3 Action upon Instruction by the Board of Managers or an Authorized Officer; Rights o the Trustee. (a) Notwithstanding the foregoing, and in accordance with Section 5.2(e), the Trustee shall not be required to take any action or refrain from taking action hereunder if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms of this Agreement or is otherwise contrary to law.

                  (b) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Trustee may request an Opinion of Counsel (at the expense of MART II) as to such application, intent, interpretation or meaning, or may give notice (in such form as shall be appropriate under the circumstances) to the Board of Managers requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with such Opinion of Counsel or any such instruction received from the Board of Managers or an Authorized Officer, as the case may be, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received an Opinion of Counsel or appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and the Trustee shall have no liability to any Person for any such action or inaction.

                  (c) The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the MART II Assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee or MART II is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Trustee pursuant to this Section 5.3; and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it pursuant to any agreement or other document to which it is a party in its capacity as Trustee. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any lien on any part of the MART II Assets that results from actions by, or claims against, the Trustee in its individual capacity that are not related to the ownership or the administration of the MART II Assets.

                  (d) The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any MART II Assets except (i) in accordance with powers granted to and the authority conferred upon the Trustee pursuant to this Agreement and (ii) pursuant to any document or instruction delivered to the Trustee in accordance with this Agreement.

                  (e) Except in accordance with the written instructions furnished by an Authorized Officer and except as provided herein, the Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of MART II, (iii) to confirm or verify any financial statements of MART II or any statements or reports of the Board of Managers or an Authorized Officer or (iv) to inspect MART II's books and records at any time.

                  (f) The Trustee shall not be required to take any action under this Agreement unless the Trustee shall have been indemnified by the Beneficial Owner, in manner and form satisfactory to the Trustee, against any liability, cost or expense (including counsel fees and disbursements) which may be incurred in connection therewith; and, if the Board of Managers or an Authorized Officer shall have directed the Trustee to take any such action or refrain from taking any action, the Beneficial Owner shall furnish such indemnity as shall be required and, in addition, the Beneficial Owner shall pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction.

                  (g) The Trustee shall manage the business and affairs of MART II in accordance with the terms of the Business Trust Statute; provided, however, that the Trustee undertakes to perform only such duties as are specifically set forth in this Agreement and as it may be directed from time to time by the Board of Managers or an Authorized Officer.

                  (h) The Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Trustee by the Board of Managers or an Authorized Officer. The Trustee shall not have any obligations to furnish information to any Person if it has not received such information as it may need from the Board of Managers or an Authorized Officer.

                  (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation, at the request, order or direction of the Board of Managers or an Authorized Officer unless the Beneficial Owner has offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Trustee shall request.

                  (j) In no event whatsoever shall the Trustee be liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of MART II or any Subtrust.

                  (k) Prior to taking any action under this Agreement, the Trustee shall be entitled to receive written instructions of an Authorized Officer pursuant to this Section 5.3.

                  (l) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the instructions of an Authorized Officer.

                  (m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document.

                  Section 5.4 Furnishing of Documents. The Trustee shall furnish to the Board of Managers or an Authorized Officer, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee by others.

                  Section 5.5 Representations and Warranties of the Trustee. (a) Chase Manhattan Bank USA, National Association hereby represents and warrants to the Beneficial Owner that:

                      (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has its principal place of business in the State of Delaware;

                      (ii) it has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement;

                      (iii) the execution, delivery and performance by it of this Agreement (A) shall not violate any provision of any law or regulation of the United States or the State of Delaware governing the corporate powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority of the United States or the State of Delaware applicable to the Trustee or any of its assets, (B) shall not violate any provision of the organizational documents of the Trustee, and (C) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties of the Trustee pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Trustee's performance or ability to perform its duties as trustee under this Agreement or on the transactions contemplated in this Agreement;

                      (iv) the execution, delivery and performance by the Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Trustee (other than as may have been made or received, as the case may be, and other than the filing of the Certificate of Trust with the Secretary of State); and

                      (v) this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by insolvency, receivership, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  Section 5.6 Reliance; Advice of Counsel. (a) The Trustee shall incur no liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president, the treasurer or the secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, the Trustee: (i) may, at the expense of MART II, act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may, at the expense of MART II, consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with any Opinion of Counsel or advice of such accountants or other such skilled professionals stating that such action or omission is not contrary to this Agreement.

                  Section 5.7 Compensation and Indemnity.

                  (a) The Trustee shall receive as compensation for its services hereunder such fees as shall be separately agreed upon from time to time between the Beneficial Owner and the Trustee. The Trustee shall be entitled at all times to be reimbursed by the Beneficial Owner for its reasonable expenses hereunder, including the reasonable expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

                  (b) Subject to the terms of this Agreement, the Beneficial Owner shall hold harmless the Trustee, its officers, directors, employees, shareholders and agents (collectively the "Indemnified Persons" or individually an "Indemnified Person"), against any and all losses, liabilities, claims, actions, suits, costs, damages, expenses and liabilities, joint or several (including, but not limited to, any investigation, reasonable legal and other expenses (including expenses of investigation) of any kind and nature whatsoever incurred in connection with, and any amount paid in settlement of any action, suit, proceeding or claim) (collectively, "Losses") which such Indemnified Persons may become subject to or liable for by reason of Trustee's acting as trustee under this Agreement. Notwithstanding the foregoing, the Beneficial Owner shall not be liable to any Indemnified Person, and shall not be required to indemnify the Trustee under this Agreement, for any Losses arising out of the negligence, bad faith or wilful misconduct of such Indemnified Person or any other Indemnified Person.

                  Section 5.8 Resignation or Removal of the Trustee. (a) The Trustee shall not resign without the consent of the Board of Managers unless (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.11, (ii) the Trustee shall be incapable of acting or it shall be illegal for the Trustee to act, or (iii) the Trustee shall have given at least 60 days' prior written notice to the Board of Managers.

                  (b) The Board of Managers may remove the Trustee (and shall remove the Trustee in the case of the occurrence of an event described in clause (i) or (iv)):

                      (i) if the Trustee shall cease to be eligible in accordance with the provisions of Section 5.11 and shall fail to resign after a written request therefor;

                      (ii) if the Trustee shall be adjudged bankrupt or insolvent;

                      (iii) if a receiver or other public officer shall be appointed or take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

                      (iv) if the Trustee shall otherwise be incapable of acting or it shall be illegal for the Trustee to act; or

                      (v) at its discretion.

                  (c) If the Trustee is removed or if a vacancy exists in the office of trustee for any reason, the Board of Managers shall promptly appoint a successor Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing trustee so removed, one copy to the successor Trustee). All costs associated with the resignation or removal of the Trustee and the appointment of a successor Trustee shall be general expenses of MART II. If a successor Trustee shall not have been appointed within 30 days of such resignation or removal, the outgoing Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 5.8 shall not become effective until a written acceptance of appointment is delivered by the successor Trustee. Any successor Trustee appointed pursuant to this Section 5.8 shall be eligible to act in such capacity in accordance with Section 5.11 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of the outgoing Trustee under this Agreement, with like effect as if originally named as trustee.

                  (e) The outgoing Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all books, records, accounts, documents, statements and monies held by it under this Agreement. The outgoing Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations. The outgoing Trustee shall cooperate with the successor Trustee to ensure that the successor Trustee has all books, records, accounts, documents, statements, monies held by it under this Agreement and any other relevant information in the possession of the outgoing Trustee relating to the MART II Assets.

                  (f) Upon the appointment and acceptance of a successor Trustee pursuant to this Section 5.8, such successor Trustee shall file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Trustee in the State of Delaware.

                  Section 5.9 Merger or Consolidation of the Trustee. Any corporation or other Person which may be merged, converted or consolidated with Chase Manhattan Bank USA, National Association or any corporation resulting from any merger, conversion or consolidation to which Chase Manhattan Bank USA, National Association shall be a party, or any corporation or other Person succeeding to all or substantially all of the corporate trust business of Chase Manhattan Bank USA, National Association, shall be deemed the successor of such Trustee hereunder; provided, however, that such corporation shall be eligible in accordance with the provisions of Section 5.11, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, that such corporation shall file an amendment to the Certificate of Trust with the Secretary of State as provided in Section 5.8(e).

                  Section 5.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any MART II Assets may then be located, the Beneficial Owner hereby grants the Trustee the authority and power to execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Trustee, or as separate trustee or trustees, of all or any part of MART II and the MART II Assets, and to vest in such Person, in such capacity, such title to MART II, or any MART II Assets and, subject to the other provisions of this Section 5.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to be eligible in accordance with the provisions of Section 5.11; provided, however, that no co-trustee or separate trustee under this Agreement may be a Manager or any Affiliate thereof.

                  (b) Each co-trustee and separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the MART II Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee or separate trustee, but solely at the direction of the Trustee;

                      (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                      (iii) the Board of Managers and the Trustee acting jointly may at any time accept the resignation of or remove any co-trustee or separate trustee appointed with respect to such MART II Assets.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article V. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee.

                  (d) Any co-trustee or separate trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed or it shall become illegal for such co-trustee or separate trustee to act, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  Section 5.11 Eligibility Requirements for the Trustee. The Trustee shall at all times: (a) be a corporation or a banking association organized under the laws of the United States or any state thereof; (b) have its principal place of business in the State of Delaware; provided, however, that this clause (b) shall be inapplicable if another trustee or co-trustee of MART II having its principal place of business in Delaware shall have been appointed; (c) be authorized to exercise corporate trust powers; (d) be qualified to act as the trustee in those states in which an Authorized Officer has notified the Trustee in writing that the MART II Assets are located (or have appointed a co-trustee or separate trustee to act as the trustee in such state); and (e) have, or be a wholly owned subsidiary of an entity which has, a combined capital and surplus of not less than $50,000,000.


                                 ARTICLE VI
                       TERMINATION OF TRUST AGREEMENT

                  Section 6.1 Termination of Trust Agreement. (a) In accordance with Section 3808(c) of the Business Trust Statute, MART II shall have perpetual existence. So long as no Securities are outstanding, this Agreement may also terminate and MART II may dissolve at the express written direction of the Board of Managers.

                  (b) Notwithstanding the foregoing, the compensation and indemnification provisions of Section 5.7 shall survive the termination of this Agreement and the dissolution of MART II.

                  (c) Upon termination of MART II, the Trustee shall file with the Secretary of State a certificate of cancellation meeting the requirements of Section 3810(d) of the Business Trust Statute.


                                ARTICLE VII
                                 AMENDMENTS

                  Section 7.1 Amendments. (a) This Agreement may be amended by the Beneficial Owner and the Trustee at any time; provided, however, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, materially adversely effect the characterization of MART II for federal income tax purposes.

                  (b) Notwithstanding Section 7.1(a), this Agreement may be amended at any time by the Trustee (acting at the direction of the Board of Managers) and the Beneficial Owner to the extent reasonably necessary for MART II and the Subtrusts to obtain the intended characterization for federal and state income tax purposes.

                  (c) Notwithstanding Sections 7.1(a) and (b), Sections 3.4
(b), (c) and (d), Section 6.1(a) and this Section 7.1(c) shall not be amended, supplemented or otherwise modified or rescinded or affected in any way until one year and one day after all Securities are paid in full without the unanimous vote of the Board of Managers, including the affirmative vote of each Independent Manager.

                  (d) In executing any amendment permitted by this Section
7.1 or the modification thereby of MART II, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment by the Trustee have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties, liabilities or immunities under this Agreement or otherwise.


                                ARTICLE VIII
                               MISCELLANEOUS

                  Section 8.1 Direction of the Trustee. Notwithstanding anything herein to the contrary, the Trustee shall take no action with respect to entering into, disposing of or making any payment or distribution with respect to any MART II Assets except in accordance with the procedures set forth herein.

                  Section 8.2 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Trustee and the Beneficial Owner and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in MART II or the MART II Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  Section 8.3 Notices. All demands, notices and communications upon or to the Beneficial Owner, the Trustee or MART II shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the respective addresses listed below, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement from time to time.

                      (i) In the case of the Beneficial Owner:

                           Mitsubishi Motors Credit of America, Inc.
                           6363 Katella Avenue
                           Cypress, CA 90630-5205
                           Attention: Charles A. Tredway
                           Telephone:  (714) 236-1500
                           Facsimile:  (714) 236-1300

                      (ii) In the case of the Trustee:

                           Chase Manhattan Bank USA, National Association 500 Stanton Christiana Rd.
                           OPS 4/3rd Floor
                           Newark, DE 19713
                           Attention:  Corporate Trust Department
                           Telephone: (302) 552-6279
                           Facsimile:  (302) 552-6280

                      (iii) In the case of MART II:

                           MMCA Auto Receivables Trust II
                           c/o Mitsubishi Motors Credit of America, Inc. 6363 Katella Avenue
                           Cypress, CA 90630-5205
                           Attention:  Hideyuki Kitamura
                           Telephone:  (714) 236-1615

                      with a copy to the Trustee at the address set forth in clause (ii) above.

                  Section 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

                  Section 8.5 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts may be executed and delivered by facsimile and shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 8.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Beneficial Owner and the Trustee and their respective successors and permitted assigns.

                  Section 8.7 No Petition. Each of the Trustee and the Beneficial Owner, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against MART II, or join in any institution against MART II of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any Securities.

                  Section 8.8 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  Section 8.9 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT, PURSUANT TO
SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER SHALL NOT BE APPLICABLE TO MART II.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                        CHASE MANHATTAN BANK USA,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Trustee


                                        By:  /s/ John J. Cashin
                                             ---------------------------------
                                             Name:  John J. Cashin
                                             Title: Vice President



                                        MITSUBISHI MOTORS CREDIT OF AMERICA,
                                        INC.,
                                        as Beneficial Owner


                                        By:  /s/ C.A. Tredway
                                             --------------------------------
                                             Name:  C.A. Tredway
                                             Title: Executive Vice President
                                                    & General Manager

                                                                  EXHIBIT A


                            CERTIFICATE OF TRUST
                                     OF
                       MMCA AUTO RECEIVABLES TRUST II


         The undersigned, Chase Manhattan Bank USA, National Association, as trustee (the "Trustee") of MMCA AUTO RECEIVABLES TRUST II (the "Trust"), desiring to form a business trust pursuant to the Delaware Business Trust Act (12 Del. C. Section 3810 et seq.) (the "Act"), hereby certifies as follows:

         1. The name of the business trust is MMCA AUTO RECEIVABLES TRUST
II.

         2. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                    Chase Manhattan Bank USA, National Association 500 Stanton Christiana Rd.
                    Wilmington, Delaware  19713

         3. The Trust shall be a series trust and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

         4. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                             CHASE MANHATTAN BANK USA,
                                             NATIONAL ASSOCIATION,
                                             as Trustee


                                             By: _______________________
                                                 Name:
                                                 Title:

                                                                  EXHIBIT B


                       MMCA Auto Receivables Trust II


                                                          July __, 2002

Chase Manhattan Bank USA, National Association
500 Stanton Christiana Rd.
Newark, Delaware  19713
Attention: Corporate Trust Department

Ladies and Gentlemen:

                  Reference is hereby made to the Amended and Restated Trust Agreement, dated as of July __, 2002 (the "Trust Agreement"), between Mitsubishi Motors Credit of America, Inc., as beneficial owner, and Chase Manhattan Bank USA, National Association, as trustee. Capitalized terms used but not defined in this notice have the meanings assigned to them pursuant to Section 1.1 of the Trust Agreement.

                  Notice is hereby given pursuant to Section 3.10(l) of the Trust Agreement that each of the persons named on Schedule A hereto has been duly appointed and is duly qualified as an officer of MMCA Auto Receivables Trust II as of the date of this notice, holding the office or offices set forth opposite his or her name. Each of such persons shall be an Authorized Officer for purposes of the Trust Agreement. The signature of each of such persons set forth opposite such person's name is a specimen of such person's genuine signature.


                                        MMCA AUTO RECEIVABLES TRUST II


                                        By:  ________________________________
                                             Name:
                                             Title:

                                                                 SCHEDULE A



     Name                    Office                        Signature
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